                                                                    Exhibit 10.2

                      Form of Employee Stock Option Grant
                (for options issued commencing January 1, 2001)

                               STOCK OPTION GRANT
                             PURSUANT TO THE KAISER
                        1997 OMNIBUS STOCK INCENTIVE PLAN

         1. GRANT OF STOCK OPTION. Kaiser Aluminum Corporation ("KAC") and
Kaiser Aluminum & Chemical Corporation ("KACC"), both Delaware corporations
(collectively, the "Company"), hereby evidence that the Company has granted to
__________ ("Optionee") the right, privilege and option as herein set forth (the
"Stock Option") to purchase ______ shares of common stock, $.01 par value per share, of KAC (as more fully defined in Attachment I - "Definitions Applicable to Certain Terms", which is incorporated herein and made a part hereof, the
"Option Shares") in accordance with the terms of this document (this "Stock
Option Grant").

         The Stock Option is granted pursuant to the Kaiser 1997 Omnibus Stock
Incentive Plan (the "Plan") and is subject to the provisions of the Plan, a copy of which has been furnished to Optionee and which is hereby incorporated in and made a part of this Stock Option Grant, as well as to the provisions of this
Stock Option Grant. By acceptance of the Stock Option, Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Stock Option Grant.

         All capitalized terms used herein shall have the meanings provided in the Plan document unless otherwise specifically provided in this Stock Option
Grant, including Attachment I. The Stock Option is a Nonqualified Stock Option
under the Plan and is not intended to qualify as an "incentive stock option"
within the meaning of Section 422 of the Code.

         All Option Shares, when issued to Optionee upon the exercise of this
Stock Option, shall be fully paid and nonassessable.

         2. OPTION TERM.  Subject to earlier termination as provided herein, or in the Plan, the Stock Option shall expire on  ___________ ("Expiration  Date").
The period during which the Stock Option is in effect shall be referred to as the "Option Period".

         3. OPTION EXERCISE PRICE. The exercise price per Option Share
(including any Attributable Securities, as defined in Attachment I) (the "Option
Price") at which Optionee may purchase such Option Shares subject to the Stock
Option shall be equal to the remainder of (i) $_____per Option Share minus (ii)
the amount per Option Share of Distributed Cash Value (as defined in Attachment
I) determined as of the date of exercise. Such Option Price shall also be subject to adjustment as provided in the Plan and this Stock Option Grant. The
Company shall notify Optionee within thirty (30) days of each change in the
Option Price.

         4. VESTING.  The Stock Option may be exercised during the Option Period only to the extent it has become a "Vested Option."  Subject to the terms of
Paragraphs 6 and 7 below, the Stock Option shall become a Vested Option
_______________________.

         5. METHOD OF EXERCISE. To exercise the Stock Option, Optionee shall deliver written notice to the Company stating the number of Option Shares with respect to which the Stock Option is being exercised together with payment for such Option Shares. Payment shall be made (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price
(provided that the Shares which are tendered must have been held by Optionee for at least six months prior to their tender to satisfy the Option Price) or (iii)
by a combination of (i) and (ii).

         6. TERMINATION OF OPTIONEE'S EMPLOYMENT. Termination of Optionee's
employment as a regular full-time salaried employee of KAC, a Subsidiary (as defined in Attachment I), or any branch, unit or division of KAC or any
Subsidiary ("Employment") shall affect Optionee's rights under the Stock Option as follows:

                  (1) Termination by the Company for Cause. If Optionee's
         Employment is terminated by the Company for Cause, then (i) the Option
         Period shall terminate and (ii) Optionee's right to exercise the Stock
         Option shall terminate, in each case immediately upon Optionee's becoming subject to termination of Employment for Cause. Optionee shall be terminated for "Cause" if terminated as a result of Optionee's breach of Optionee's written employment or other engagement agreement
         (if any), or if the Board of Directors determines that Optionee is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably be expected to injure KAC or any Subsidiary or their business interests or reputation.

                  (2) Termination by the Company Other than for Cause. If
         Optionee's Employment is terminated by the Company other than as a result of termination of Optionee's Employment for Cause, then (i) the
         Option Period shall terminate upon the earlier of the Expiration Date or one year from the date Employment is terminated, (ii) the Stock
         Option shall continue to vest in accordance with Paragraph 4 above through and including the end of such Option Period, and (iii) Vested
         Options shall be exercisable through and including the end of such
         Option Period.

                  (3) Termination by Death. If Optionee's Employment is
         terminated as a result of death, then (i) the Option Period shall terminate upon the earlier of the Expiration Date or three years from the date of death, and (ii) the Stock Option shall be exercisable as to all Option Shares from date of death through and including the end of such Option Period.(1)

                  (4) Termination by Retirement. If Optionee's Employment is
         terminated as a result of Optionee's retirement under any of the early or normal retirement provisions of the Kaiser Aluminum Salaried
         Employees Retirement Plan, then (i) the Option Period shall terminate upon the earlier of the Expiration Date or three years from the date of retirement, (ii) the Stock Option shall continue to vest in accordance with Paragraph 4 above through and including the end of such Option
         Period, and (iii) Vested Options shall continue to be exercisable through and including the end of such Option Period.

                  (5) Termination by Employee. If Optionee's Employment is
         terminated other than as a result of termination of Optionee's
         Employment by the Company, death or retirement, then (i) the Option
         Period shall terminate upon the earlier of the Expiration Date or three months from the date Employment is terminated, and (ii) the Stock
         Option shall be exercisable only to the extent it has become a Vested
         Option as of the date Employment is terminated.

         The Stock Option may be exercised by Optionee or, in the case of death, by the executor or administrator of Optionee's estate, or the person or persons to whom Optionee's rights under the Stock Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, by
Optionee's personal representative.

         7. CHANGE OF CONTROL. If KAC experiences a Change in Control (as defined in Attachment I), then (i) the Option Period shall terminate upon the earlier of the Expiration Date or one year from the date of the Change in
Control, and (ii) the Stock Option shall immediately become a Vested Option, exercisable as to all Option Shares through and including the end of such Option
Period.

         8. REORGANIZATIONS; REPURCHASE OF STOCK OPTION.

                  1. Freedom to Reorganize the Company and Subsidiaries. The
         existence of the Stock Option shall not affect in any way the right or power of the Company and its Subsidiaries or the issuers of
         Attributable Securities or its or their stockholders to make or authorize any and all Distribution Events (as defined in Attachment I)
         and any and all other adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company or its Subsidiaries or the issuers of Attributable Securities, any and all issuances of bonds, debentures, common stock, preferred or prior preference stock, warrants, rights or other securities, whether or not affecting the Option Shares or the rights thereof, any dissolution or liquidation of the Company or any Subsidiary, any sale or other divestiture or transfer of all or any part of the assets or business of the Company or any Subsidiary or any issuer of Attributable Securities and any and all other corporate acts or proceedings, whether of a similar character or otherwise (collectively, including any
         Distribution Events, collectively, "Reorganizations").

                  2. Spin-Offs. If the Board of Directors authorizes any
         Distribution Event or other Reorganization as a result of which holders of Shares become entitled, in their capacities as holders, to receive
         Marketable Securities (as defined in Attachment I), the Board of
         Directors shall, to the extent reasonably practicable, cause the
         Company to provide for or require: (i) that the issuer(s) of such
         Marketable Securities shall undertake to issue and deliver to Optionee, upon any subsequent exercise of the Stock Option, such Marketable
         Securities as Optionee would have received if Optionee had so exercised the Stock Option prior to such Distribution Event or other
         Reorganization and had participated therein (and in any and all subsequent Distribution Events or other Reorganizations) to the maximum extent allowed to holders of Shares (including any Attributable
         Securities) outstanding at the time of such Distribution Event or other
         Reorganization; (ii) that such Marketable Securities shall be so issued and delivered to Optionee pursuant to an effective registration statement under the Securities Act of 1933, as amended, or otherwise free of any restriction on resale thereof by Optionee, other than any restriction on resale arising from Optionee's being an Affiliate or
         Insider (as such terms are defined in the Plan) of such issuer; (iii)
         that such Marketable Securities shall be so issued and delivered without any agreement, condition, payment or other consideration being required of Optionee or the Company; (iv) that such issuer(s) shall at all times reserve for issuance a sufficient amount of such Marketable
         Securities to fulfill all obligations contemplated hereunder; and (v)
         that upon each such issuance, such Marketable Securities shall be duly authorized, validly issued, fully paid and nonassessable. The Company shall also provide for or require that: (x) in the event any such issuer shall fail or be unable to issue and deliver to Optionee any
         Marketable Securities as provided in the preceding sentence, such issuer shall be obligated, in lieu of issuing and delivering such
         Marketable Securities, to pay to Optionee in cash, immediately upon exercise of the Stock Option, the Market Value of such Marketable
         Securities determined as of the date of exercise of the Stock Option;
         and (y) in the event the Company is obligated to make a cash payment to
         Optionee pursuant to Paragraph 9(b), such issuer shall be obligated to reimburse the Company for a part of such payment proportionate to the
         Distributed Cash Value attributable to Attributable Securities of such issuer compared to the total amount of Distributed Cash Value.

                  3. Right to Repurchase Stock Option. Upon receipt of a notice of exercise, the Company shall have the right but not the obligation to repurchase, and thereby to satisfy all of the Company's obligations under, the Stock Option as to the number of Option Shares as to which the Stock Option is exercised by paying Optionee in cash an amount, net of any taxes required to be withheld, equal to the sum of (A) the product of (i) the number of Option Shares as to which the Stock Option is exercised multiplied by (ii) the amount, determined as of such date of exercise, equal to the remainder of (x) the Market Value of one
         Option Share minus (y) the Option Price plus (B) the amount of cash, if any, payable to Optionee pursuant to Paragraph 9(b).

         9. ADJUSTMENTS.

                  (a) In the event of any one or more Distribution Events or other Reorganizations affecting the Stock Option not already adjusted for under Paragraph 8, the Option Price and the number of Option Shares subject to the Stock Option shall be appropriately adjusted by the
         Board of Directors. In addition, the Board of Directors shall, as permitted by Section 3.2, Section 16.2 and other provisions of the
         Plan, construe and interpret the Plan and this Stock Option Grant and make all appropriate adjustments in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Optionee under this Stock Option Grant and the Plan.

                  (b) Without limitation to the foregoing, in the event that the amount of Distributed Cash Value as of any date of exercise of the
         Stock Option is equal to or greater than $ _________ per Option Share, the Option Price shall be deemed to be $.01 per Option Share and the
         Company, in addition to issuing Option Shares to Optionee, shall pay to
         Optionee in respect of each Option Share as to which the Stock Option is exercised an amount of cash equal to the remainder of (i) such amount of Distributed Cash Value per Option Share minus (ii) $________.

         10.      NO RIGHTS IN OPTION SHARES.  Optionee shall have no rights as a stockholder in respect of Option Shares until such Optionee becomes the holder of record of such Option Shares.

         11.      OPTION SHARES RESERVED.  The Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Stock Option.

         12.      NONTRANSFERABILITY OF STOCK OPTION. The Stock Option granted pursuant to this Stock Option Grant is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The
Stock Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

         13.      AMENDMENT AND TERMINATION. No amendment or termination of the
Stock Option shall be made by the Board of Directors or the Committee (as defined in the Plan) at any time without the written consent of Optionee. No amendment of the Plan will adversely affect the rights, privileges and options of Optionee under the Stock Option without the written consent of Optionee.

         14.      NO GUARANTEE OF EMPLOYMENT. The Stock Option shall not confer upon Optionee any right with respect to continuance of Employment or other service with the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with any right the Company or any Subsidiary or Affiliate would otherwise have to terminate such Optionee's Employment or other service at any time.

         15.      WITHHOLDING OF TAXES. The Company shall have the right to
deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy all federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Stock Option Grant or any exercise or other action or event hereunder.

         16.      NO GUARANTEE OF TAX CONSEQUENCES.  Neither the Company nor any
Subsidiary or Affiliate, nor the Board of Directors or any Committee, makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Stock Option.

         17.      SEVERABILITY. In the event that any provision of the Stock
Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Stock Option, and the Stock Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

         18.      GOVERNING LAW. The Stock Option shall be construed in
accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

Executed effective as of the ___ day of _______, ____.

                           "COMPANY"

                           KAISER ALUMINUM CORPORATION

                           By:_________________________________
                           Printed Name:_______________________
                           Title:______________________________

                           KAISER ALUMINUM & CHEMICAL CORPORATION

                           By:_________________________________
                           Printed Name:_______________________
                           Title:______________________________

         Accepted effective as of the ___ day of _______, ____.

                            "OPTIONEE"

                            ___________________________________
                            Printed Name:______________________
                            Title:_____________________________

                                                                    ATTACHMENT I

                               STOCK OPTION GRANT

                     DEFINITIONS APPLICABLE TO CERTAIN TERMS

"AFFILIATE" - see Section 2.1 of the Plan.

"ATTRIBUTABLE SECURITIES" - see the definition of "Option Share".

"CAUSE" - see Paragraph 6(1) of this Stock Option Grant.

"CHANGE IN CONTROL" means (a) the sale, lease, conveyance, or other disposition of all or substantially all of KAC's or KACC's assets as an entirety or substantially as an entirety to any person, entity, or group of persons acting in concert other than in the ordinary course of business; (b) any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any person (as defined in Section
13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934)
directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity of KAC or KACC, except if such person is (i) a
Subsidiary of KAC, or (ii) an employee stock ownership plan for employees of KAC or KACC, or (iii) a company formed to hold KAC's or KACC's common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the shareholders of KAC or KACC, respectively; or (c) a change in the composition of KAC's or KACC's Board of
Directors over a period of thirty-six (36) consecutive months or less such that a majority of the then current Board members ceases to be comprised of individuals who either (x) have been Board members continuously since the beginning of such period, or (y) have been elected or nominated for election as
Board members during such period by at least a majority of the Board members described in clause (x) who were still in office at the time such election or nomination was approved by the Board.

"DISABILITY" - see Section 2.12 of the Plan.

"DISTRIBUTED CASH VALUE" means, as of any determination date, the aggregate amount of cash (other than regular quarterly cash dividends, if any) plus the aggregate value, as determined by the Board of Directors as of the date of distribution, of all property (other than cash and Attributable Securities)
distributed or set aside for distribution to the holder of one Original Share and all Attributable Securities, if any, during the period commencing
___________ and ending on the determination date.

"DISTRIBUTION EVENTS" means any and all distributions, dividends, recapitalizations, forward or reverse splits, reorganizations, mergers, consolidations, spin-offs, combinations, repurchases, share exchanges, or other similar or substantially equivalent corporate transactions or events in which the holder of a security becomes, as such, entitled to receive cash, securities or other property in addition to or in exchange for or upon conversion of such security.

"EMPLOYMENT" - see Paragraph 6 of this Stock Option Grant.

"INSIDER" - see Section 2.19 of the Plan.

"KAC" - see Paragraph 1 of this Stock Option Grant.

"KACC" - see Paragraph 1 of this Stock Option Grant.

"MARKET VALUE" means, as of any Trading Day, the average of the highest and lowest sales prices as reported by the consolidated tape (or, if such prices are not quoted, the average of the quoted closing bid and asked prices) on such
Trading Day for one Option Share (including, as applicable, the Market Values of any Attributable Securities). In the event that sales prices or closing bid and asked prices are not quoted on a particular Trading Day, the Market Value for that Trading Day shall be deemed to be the Market Value for the immediately preceding Trading Day. In the event that any Attributable Security shall cease to be a Marketable Security, it shall thereupon be deemed to have no further
Market Value and shall be deemed instead to have, as of the date it ceases to be a Marketable Security, such Distributed Cash Value as shall be determined by the
Board of Directors.

"MARKETABLE SECURITIES" means securities (a) of a class that is registered under the Securities Exchange Act of 1934, as amended, (b) for which sales prices or bid and asked prices are regularly quoted and (c) that, if issued and delivered to Optionee upon exercise of the Stock Option, would not be subject to any restriction on resale, other than any restriction arising from Optionee's being an Affiliate or Insider (as such terms are defined in the Plan) of the issuer of such Marketable Securities.

"OPTION PERIOD" - see Paragraph 2 of this Stock Option Grant.

"OPTION PRICE" - see Paragraph 3 of this Stock Option Grant.

"OPTION SHARE" means (a) one Share as constituted on ___________ (an "Original
Share") and (b) in the event of any one or more successive Distribution Events, all Marketable Securities ("Attributable Securities") into which or for which an
Original Share or any Attributable Securities may be converted or exchanged or that a stockholder may have the right to receive in respect of such Original
Share or Attributable Securities.

"OPTIONEE" - see Paragraph 1 of this Stock Option Grant.

"ORIGINAL SHARE" - see the definition of "Option Share".

"PLAN" - see Paragraph 1 of this Stock Option Grant.

"REORGANIZATION" - see Paragraph 8(1) of this Stock Option Grant.

"SHARE" means one share of common stock, par value $.01 per share, of KAC.

"STOCK OPTION" - see Paragraph 1 of this Stock Option Grant.

"SUBSIDIARY" - see Section 2.32 of the Plan. For avoidance of doubt, KACC shall be considered a Subsidiary of KAC so long as KAC has a majority voting interest in KACC, and KAC shall be considered to have a majority voting interest whether it holds such interest directly or indirectly through one or more Subsidiaries.

"TRADING DAY" means as to an Option Share (including any Attributable
Securities) a day when the New York Stock Exchange (or other principal securities exchange, including NASDAQ, on which such securities are traded) is open.

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(1)     For Stock Options granted to employee Optionees other than the Company's
        Chief Executive Officer and his direct reports, if the Optionee's
        Employment is terminated as a result of death, the Stock Option shall be exercisable only to the extent that it has become a Vested Option as of the date of death.  The Option Period for such Vested Options shall be the same as in Paragraph 6(2) above.